EXHIBIT 23.1(A)

                         CONSENT OF INDEPENDENT AUDITORS



To Board of Directors
Imatron Inc.:

We consent to the incorporation by reference of our report dated February 12, 1999, relating to the consolidated balance sheets of Imatron Inc. and subsidiary as of December 31, 1998, and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and the related schedule, which report appears in the December 31, 1998, annual report on Form 10-K of Imatron Inc.

                                                 /S/ KMPG LLP
                                                 ------------
                                                     KPMG LLP

San Francisco, California
January 7, 2000


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